Exhibit 99.1

Teknova Reports Second Quarter 2024 Financial Results

Second quarter 2024 total revenue was $9.6 million, up 3% sequentially

Raised $15.4 million of equity capital in July 2024

Launched two new offerings: Express-TekSM Production and RUO+ manufacturing grade

Company reaffirms 2024 revenue guidance of $35-38 million

HOLLISTER, Calif., August 13, 2024 – Alpha Teknova, Inc. (“Teknova” or the “Company”) (Nasdaq: TKNO), a leading producer of critical reagents for the discovery, development, and commercialization of novel therapies, vaccines, and molecular diagnostics, today announced financial results for the second quarter ended June 30, 2024.

“We delivered solid results across the board in the first half of 2024,” said Stephen Gunstream, President and Chief Executive Officer at Teknova. “I’m particularly encouraged by the progress we’ve made onboarding new clinical customers, now up to 43, a 26% increase in the past six months. I believe these customers, combined with an improved backdrop in biotech funding, put us in a strong position as we look towards 2025 and beyond,” he added.

“During the second quarter of 2024, we delivered improved results over the first quarter of 2024, as we again managed our operating expenses and capital expenditures to plan. We are cautiously optimistic around the timing of further market recovery and are thus maintaining our full-year outlook of $35-38 million of revenue and free cash outflow of less than $18 million,” explained Matt Lowell, Teknova’s Chief Financial Officer. “We are very pleased with the $15.4 million equity capital raise we completed a month ago, which we believe provides sufficient liquidity to bridge the company through to cash flow positive,” he added.

Corporate and Financial Updates

•
Second quarter 2024 total revenue of $9.6 million was down 17% compared to $11.5 million in the second quarter 2023. Second quarter 2024 total revenue was up 3% sequentially and up 9% from the second quarter 2023 when adjusted to exclude revenue from a single, large Clinical Solutions order during that time
•
Cash position of $18.6 million and gross debt of $12.1 million at the end of the second quarter 2024
•
Raised $15.4 million of equity capital through a private placement offering in July 2024, which we believe provides sufficient liquidity to bridge the company through to cash flow positive
•
Launched two new offerings to provide customers with increased product customization options: Express-TekSM Production, to expedite manufacturing and delivery for critical customer reagents, and a new manufacturing grade, RUO+, to provide a seamless and cost-effective option for customers as they transition from RUO to GMP

Revenue for the Second Quarter and Year-to-Date

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(Dollars in thousands)	2024	2023	2024	2023
Lab Essentials	$7,638	$7,581	$14,904	$14,838
Clinical Solutions	1,565	3,653	3,283	5,262
Other	411	293	717	548
Total revenue	$9,614	$11,527	$18,904	$20,648

Second Quarter 2024 Financial Results

Total revenue for the second quarter 2024 was $9.6 million, down 17% compared to $11.5 million in the second quarter 2023. Lab Essentials revenue was $7.6 million in the second quarter 2024, flat compared to $7.6 million in the second quarter 2023. Clinical Solutions revenue was $1.6 million in the second quarter 2024, down 57% compared to $3.7 million in the second quarter 2023.

Gross profit for the second quarter 2024 was $2.8 million, compared to $5.1 million in the second quarter 2023. Gross margin for the second quarter 2024 was 29.2%, compared to 43.9% in the second quarter 2023. The decrease in gross profit percentage was primarily driven by lower Clinical Solutions revenue and increased overhead costs, largely depreciation expense following the completion of our new manufacturing facility in the prior year, partially offset by reduced headcount.

Operating expenses for the second quarter 2024 were $7.9 million, compared to $12.1 million in the second quarter 2023. Excluding the non-recurring charges of $2.2 million recorded in the second quarter of 2023 and related to the impairment of certain long-lived assets, operating expenses were down $2.0 million. The decrease was driven primarily by reduced headcount and spending, in particular on professional fees.

Net loss for the second quarter 2024 was $5.4 million, or negative $0.13 per diluted share, compared to $7.2 million, or negative $0.25 per diluted share, for the second quarter 2023.

Adjusted EBITDA for the second quarter 2024 was negative $2.6 million, compared to negative $2.3 million for the second quarter 2023. Free Cash Flow was negative $3.0 million for the second quarter 2024, compared to negative $6.2 million for the second quarter 2023. A full reconciliation of these non-GAAP measures to the most comparable GAAP measures is included at the end of this release.

Reiterates 2024 Outlook

Teknova is reiterating its fiscal 2024 outlook for revenue and free cash outflow. The Company continues to anticipate total revenue of $35 million to $38 million for the fiscal year ending December 31, 2024 (“2024”), which now assumes roughly 5% growth in Lab Essentials and the remaining dollar revenue from Clinical Solutions. The Company also continues to anticipate free cash outflow of less than $18 million for 2024.

Upcoming Investor Conference Attendance

Sidoti Micro Cap Conference (Virtual)

August 15, 2024 (1:45 p.m. Eastern Time)

Conference Call and Webcast

Teknova will host a webcast and conference call on Tuesday, August 13, 2024, beginning at 5:00 p.m. Eastern Time. To access the live webcast, listeners can log onto the call from the Investor Relations section of the Teknova website or by using this link. If you would like to participate in the call, please register for the webcast here to receive a unique PIN number and dial-in information. The webcast will be available for replay on the Company’s website approximately two hours after the event.

About Teknova

Teknova makes solutions possible. Since 1996, Teknova has been innovating the manufacture of critical reagents for the life sciences industry to accelerate the discovery and development of novel therapies that will help people live longer, healthier lives. We offer fully customizable solutions for every stage of the workflow, supporting industry leaders in cell and gene therapy, molecular diagnostics, and synthetic biology. Our fast turnaround of high-quality agar plates, microbial culture media, buffers, reagents, and water helps our customers scale seamlessly from RUO to GMP. Headquartered in Hollister, California, with over 200,000 square feet of state-of-the-art facilities, Teknova’s modular manufacturing platform was designed by our team of scientists, engineers, and quality control experts to efficiently produce the foundational ingredients for the discovery and commercialization of novel therapies.

Non-GAAP Financial Measures

This press release contains financial measures that have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Teknova uses the following non-GAAP financial measures in assessing the performance of its business and the effectiveness of its business strategies: (a) Adjusted EBITDA and (b) Free Cash Flow.

Teknova defines Adjusted EBITDA as net loss adjusted for interest income (expense), net, provision for (benefit from) income taxes, depreciation expense, amortization of intangible assets, and stock-based compensation expense. Adjusted EBITDA reflects further adjustments to eliminate the impact of certain items, including certain non-cash and other items that Teknova does not consider representative of its ongoing operating performance.

Teknova defines Free Cash Flow as cash used in operating activities plus purchases of property, plant, and equipment.

Teknova provides Adjusted EBITDA and Free Cash Flow in this press release because Teknova believes that analysts, investors, and other interested parties frequently use these measures to evaluate companies in Teknova’s industry and that such measures facilitate comparisons on a consistent basis across reporting periods. Teknova also believes such measures are helpful in highlighting trends in Teknova’s operating results because they exclude items that are not indicative of Teknova’s core operating performance. Investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by Teknova may be different from the non-GAAP financial measures used by other companies.

A full reconciliation of these non-GAAP measures to the most comparable GAAP measures is included at the end of this release.

Forward-Looking Statements

Statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements relating to Teknova’s anticipated total revenue, including our expectations for 2024 revenue and free cash outflow guidance, expected growth in Lab Essentials and Clinical Solutions, and other statements about Teknova’s business prospects, including about the Company’s profitability, strategy of managing operating expenses, and long-term growth strategy. The words, without limitation, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. These forward-looking statements are based on management’s current expectations and beliefs and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond Teknova’s control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, demand for Teknova’s products (including the potential delay to or pausing of customer orders); Teknova’s assessment of fundamental indicators of future demand across its target customer base; Teknova’s cash flows and revenue growth rate; Teknova’s supply chain, sourcing, manufacturing, and warehousing; inventory management; risks related to global economic and marketplace uncertainties, including those related to the conflicts in Ukraine and the Middle East; reliance on a limited number of customers for a high percentage of Teknova’s revenue; potential acquisitions and integration of other companies; and other factors discussed in the “Risk Factors” section of Teknova’s most recent periodic reports filed with the

Securities and Exchange Commission (“SEC”), including in Teknova’s Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent Quarterly Reports on Form 10-Q filed with the SEC, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although Teknova believes that the expectations reflected in its forward-looking statements are reasonable, Teknova does not know whether its expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by Teknova on its website or otherwise. Teknova does not undertake any obligation to update, amend, or clarify these forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Investor Contact

Matt Lowell

Chief Financial Officer

matt.lowell@teknova.com

+1 831-637-1100

Media Contact

Jennifer Henry

Senior Vice President, Marketing

jenn.henry@teknova.com

+1 831-313-1259

ALPHA TEKNOVA, INC.

Condensed Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$9,614	$11,527	$18,904	$20,648
Cost of sales	6,810	6,461	13,891	13,159
Gross profit	2,804	5,066	5,013	7,489
Operating expenses:
Research and development	678	1,464	1,538	2,859
Sales and marketing	1,456	2,174	3,123	4,517
General and administrative	5,483	5,943	12,864	13,288
Amortization of intangible assets	287	287	574	573
Long-lived assets impairment	—	2,195	—	2,195
Total operating expenses	7,904	12,063	18,099	23,432
Loss from operations	(5,100)	(6,997)	(13,086)	(15,943)
Other expenses, net
Interest expense, net	(272)	(308)	(417)	(215)
Other income, net	—	166	—	184
Total other expenses, net	(272)	(142)	(417)	(31)
Loss before income taxes	(5,372)	(7,139)	(13,503)	(15,974)
(Benefit from) provision for income taxes	(8)	15	(42)	(3)
Net loss	$(5,364)	$(7,154)	$(13,461)	$(15,971)
Net loss per share—basic and diluted	$(0.13)	$(0.25)	$(0.33)	$(0.57)
Weighted average shares used in computing net loss per share—basic and diluted	40,853,882	28,272,306	40,829,383	28,227,132

ALPHA TEKNOVA, INC.

Condensed Balance Sheets

(Unaudited)

(In thousands)

	As of June 30,	As of December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$18,596	$28,484
Accounts receivable, net	4,597	3,948
Inventories, net	10,987	11,594
Prepaid expenses and other current assets	1,104	1,634
Total current assets	35,284	45,660
Property, plant, and equipment, net	47,777	50,364
Operating right-of-use lease assets	16,981	16,472
Intangible assets, net	13,665	14,239
Other non-current assets	1,646	1,852
Total assets	$115,353	$128,587
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,023	$1,493
Accrued liabilities	3,498	5,579
Current portion of operating lease liabilities	1,881	1,803
Current portion of long-term debt	1,011	—
Total current liabilities	7,413	8,875
Deferred tax liabilities	875	919
Other accrued liabilities	54	102
Long-term debt, net	12,271	13,251
Long-term operating lease liabilities	15,812	15,404
Total liabilities	36,425	38,551
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	184,175	181,822
Accumulated deficit	(105,247)	(91,786)
Total stockholders’ equity	78,928	90,036
Total liabilities and stockholders’ equity	$115,353	$128,587

ALPHA TEKNOVA, INC.

Condensed Statements of Cash Flows

(Unaudited)

(In thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Operating activities:
Net loss	$(5,364)	$(7,154)	$(13,461)	$(15,971)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	49	6	56	8
Inventory reserve	987	177	896	33
Depreciation and amortization	1,626	1,297	3,262	2,427
Stock-based compensation	833	1,070	2,140	2,080
Deferred taxes	(9)	15	(44)	(4)
Amortization of debt financing costs	104	120	188	210
Non-cash lease expense	47	(16)	94	31
Long-lived assets impairment	—	2,195	—	2,195
Loss on disposal of property, plant, and equipment	—	—	49	—
Changes in operating assets and liabilities:
Accounts receivable	(86)	199	(705)	(319)
Contract assets	—	(1,050)	—	(1,050)
Inventories	(767)	(44)	(289)	196
Prepaid expenses and other current assets	239	771	413	1,042
Other non-current assets	89	120	206	222
Accounts payable	(522)	(976)	(389)	(1,362)
Accrued liabilities	(40)	(564)	(1,764)	(1,234)
Other	(24)	(22)	(48)	(44)
Cash used in operating activities	(2,838)	(3,856)	(9,396)	(11,540)
Investing activities:
Proceeds from sale of property, plant, and equipment	—	—	125	—
Purchases of property, plant, and equipment	(115)	(2,338)	(227)	(6,650)
Cash used in investing activities	(115)	(2,338)	(102)	(6,650)
Financing activities:
Proceeds from equity financing, net	—	—	(37)	—
Repayment of financed insurance premiums	(103)	—	(409)	—
Payment of debt issuance costs	(25)	(24)	(25)	(24)
Payment of at-the-market facility costs	—	(361)	—	(395)
Proceeds from exercise of stock options	—	67	—	76
Proceeds from issuance of common stock under employee stock purchase plan	81	138	81	138
Cash used in financing activities	(47)	(180)	(390)	(205)
Change in cash, cash equivalents, and restricted cash	(3,000)	(6,374)	(9,888)	(18,395)
Cash, cash equivalents, and restricted cash at beginning of period	21,596	30,215	28,484	42,236
Cash, cash equivalents, and restricted cash at end of period	$18,596	$23,841	$18,596	$23,841

ALPHA TEKNOVA, INC.

Reconciliation of Non-GAAP Measures to the Most Comparable GAAP Measures

(Unaudited)

(In thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Net loss – as reported	$(5,364)	$(7,154)	$(13,461)	$(15,971)
Add back:
Interest expense, net	(272)	(308)	(417)	(215)
(Benefit from) provision for income taxes	(8)	15	(42)	(3)
Depreciation expense	1,339	1,010	2,688	1,854
Amortization of intangible assets	287	287	574	573
EBITDA	$(3,474)	$(5,534)	$(9,824)	$(13,332)
Other and non-recurring expenses:
Stock-based compensation expense	833	1,070	2,140	2,080
Severance pay and other termination benefits	—	—	1,287	725
Long-lived assets impairment	—	2,195	—	2,195
Loss contingency	73	—	73	—
Adjusted EBITDA	$(2,568)	$(2,269)	$(6,324)	$(8,332)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Cash used in operating activities	$(2,838)	$(3,856)	$(9,396)	$(11,540)
Purchases of property, plant, and equipment	(115)	(2,338)	(227)	(6,650)
Free Cash Flow	$(2,953)	$(6,194)	$(9,623)	$(18,190)